SPECIAL POWER OF ATTORNEY

THE STATE OF TEXAS

COUNTY OF
COLLIN


KNOW ALL MEN BY THESE PRESENTS:

THAT I, Eric F.
Brown, of
McLean, VA  22102 , do hereby appoint each of Kent H.
Roberts, Clarence B.
Brown III and Helen Idnani, or any of them acting individually, my true and lawful attorney-in-fact to act in my name, place and stead and on my behalf to do all or any of the following acts, deeds and things, to-wit:

	To
prepare, sign and file Forms 3, 4
and 5 with the Securities and Exchange
Commission.

This
instrument is to be construed and interpreted as a special power of attorney, whose scope is limited to that referenced immediately above.


IN WITNESS WHEREOF, I hereunto set my hand this 29th day of
December, 2004.


/s/ Eric F. Brown